UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

Instructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 4, 2019, Instructure, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PIV Purchaser, LLC, a Delaware limited liability company (“Parent”), and PIV Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of a fund (the “Thoma Bravo Fund”) managed by Thoma Bravo, LLC.

As a result of the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock (1) held by Parent or Merger Sub, (2) held by the Company as treasury shares and (3) held by stockholders of the Company who have properly exercised appraisal rights under Delaware law) will, at the Effective Time, automatically be converted into the right to receive $47.60 in cash (the “Per Share Consideration”), without interest, subject to applicable withholding taxes.

Under the Merger Agreement, as of the Effective Time, each (i) option to purchase shares of Common Stock that is unexpired, unexercised, outstanding, and vested at the closing (“Vested Company Option”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that is unexpired, unsettled, outstanding, and vested at the closing will be cancelled and will be converted into the right to receive the Per Share Consideration (less, in the case of Vested Company Options, the applicable exercise price) in respect of each share of Common Stock underlying such award. With respect to each (i) option to purchase shares of Common Stock that is unexpired, unexercised, outstanding, and unvested at the closing (“Unvested Company Option”) and (ii) each Company RSU Award (as defined in the Merger Agreement) that is unexpired, unsettled, outstanding, and unvested at the closing (“Unvested Company RSU Award”), will be cancelled and replaced with the right to receive the Per Share Consideration (less, in the case of Unvested Company Options, the applicable exercise price) in respect of each share of Common Stock underlying such award (“Cash Replacement Awards”), which Cash Replacement Award will, subject to the holder’s continued service through the applicable vesting dates, vest and be payable at the same time such Unvested Company Option or Unvested Company RSU Award would have vested pursuant to its terms. All Cash Replacement Awards will have the same terms and conditions as applied to the award of Unvested Company Options or Unvested Company RSU Awards for which they were exchanged, except for terms rendered inoperative by reason of the transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of such Cash Replacement Awards.

If the Merger is consummated, the Company’s Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under the antitrust and foreign investment laws of other specified jurisdictions, (3) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement that is continuing and (4) other customary closing conditions. The parties expect the transaction to close in the first quarter of 2020, subject to the receipt of regulatory and stockholder approvals. The completion of the Merger is not subject to a financing condition.

During the period from December 4, 2019 and continuing until 11:59 p.m. (Pacific time) on Janaury 8, 2020 (the “Go Shop Period”), the Company has the right to, among other things, (1) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that would constitute, or would reasonably be expected to lead to, an alternative acquisition proposal and (2) provide information (including nonpublic information and data) relating to the Company and afford access to the business properties, assets, books, records or other nonpublic information, or to any personnel of the Company to a party pursuant to an acceptable confidentiality agreement, and participate in discussions and engage in negotiations with third parties regarding any alternative acquisition proposals. From and after January 9, 2020, the Company must comply with customary non-solicitation restrictions on its ability to engage in such actions.

Subject to certain customary “fiduciary out” exceptions (which allows the Company, under specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an altenrative acquisition proposal if the Board determined in good faith after consultation with its financial advisor and outside legal counsel that such alternative acquisition proposal either constitutes, or would be reasonably likely to lead to, a Superior Proposal, and the failure to explore such alternative acquisition proposal would be inconsistent with the directors’ fiduciary duties pursuant to applicable law), the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger.

The Merger Agreement provides for certain termination rights for both the Company and Parent. The Merger Agreement provides that Parent will be required to pay the Company a termination fee of $136,857,000 upon termination of the Merger Agreement in accordance with its terms under certain circumstances. In addition, the Company will be required to pay Parent a fee of $63,540,750 upon termination of the Merger Agreement in accordance with its terms in certain other circumstances, including in a circumstance where the Company terminates the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement). However, the fee in such instance would be equal to $29,326,500 if the Superior Proposal was with respect to the entry into a definitive acquisition agreement prior to Janaury 9, 2020 with an Excluded Party (as defined in the Merger Agreement).

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course consistent with past practice during the period between the date of the Merger Agreement and the closing and to not engage in specified types of transactions during this period, subject to certain exceptions. Parent has also made customary representations, warranties and covenants, including representations regarding the fact that Parent has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, repaying or refinancing certain existing indebtedness of the Company and its subsidiaries, and paying related fees and expenses. Concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has entered into an equity commitment letter pursuant to which, among other things, it has committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the aggregate purchase price due at the Effective Time, subject to the terms and conditions set forth therein. The Company is a third party beneficiary with respect to certain enforcement rights under the equity commitment letter. In addition and also concurrently with the execution of the Merger Agreement, the Thoma Bravo Fund has entered into a limited guaranty, pursuant to which it has agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement.

The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain antitrust clearance under the HSR Act and other applicable competition laws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 4, 2019, Daniel T. Goldsmith, the Chief Executive Officer of the Company, and Matthew A. Kaminer, the Chief Legal Officer of the Company, each entered into a letter agreement (the “Letter Agreement”) with the Company. Pursuant to the terms of the Letter Agreement, effective as of immediately prior to the Effective Time, Messrs. Goldsmith and Kaminer each agreed to waive, and acknowledged that they would not have the right to assert, “Good Reason” to terminate their employment and collect the corresponding severance under the terms of their respective executive agreements with the Company as a result of any changes to their duties, responsibilities, title or authority solely as a result of the Company no longer being publicly traded following the Effective Time. As consideration for entering into the Letter Agreement, the equity awards held by Messrs. Goldsmith and Kaminer were amended to provide that (1) 100% of each individual’s outstanding equity awards that vest prior to or on March 21, 2020 and (2) 50% of each individuals’s outstanding equity awards that vest after March 1, 2020 will accelerate and become fully vested with respect to the shares subject thereto, effective immediately prior to the Effective Time. The remaining 50% of each individual’s unvested equity awards that vest after March 1, 2020 will be treated in accordance with the terms of the Merger

Agreement, subject to certain modifications with respect to the impact of a termination of employment with the Company following the Effective Time. On December 3, 2019, the Board approved payment of a transaction bonus in the amount of $100,000 to Mr. Kaminer, at and subject to the occurrence of the Effective Time, in recognition of Mr. Kaminer’s integral role in the Merger.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreements, copies of which are filed as 10.1 and 10.2 hereto and are incorporated by reference herein.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of December 4, 2019, by and among Instructure, Inc., PIV Purchaser, LLC and PIV Merger Sub, Inc.

10.1	Letter Agreement, effective as of December 4, 2019 by and between Instructure, Inc. and Daniel A. Goldsmith

10.2	Letter Agreement, effective as of December 4, 2019, by and between Instructure, Inc. and Matthew A. Kaminer

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Date: December 4, 2019	/s/ Matthew A. Kaminer
Matthew A. Kaminer
Chief Legal Officer

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